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                                                                      EXHIBIT 11
                     CPC INTERNATIONAL INC. AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

($ Millions, except per share amounts)                                Three Months Ended            Six Months Ended
                                                                           June 30,                      June 30,
                                                            ------------------------------    ------------------------
                            PRIMARY                              1997            1996           1997            1996
                            -------                         --------------- --------------    --------------- --------
Income (loss) from continuing operations                     $    (4.1)      $   139.7       $   113.3       $   247.4
Preferred stock dividends, net of taxes                           (2.8)           (2.8)           (5.7)           (5.6)
                                                             -------------------------       -------------------------

Income (loss) from continuing operations
    available to common stockholders                              (6.9)          136.9           107.6           241.8

Income (loss) from discontinued operations                          .6            14.1           (7.9)            28.9

Loss on disposal of discontinued operations                      (64.4)             --          (64.4)              --
                                                             -------------------------       -------------------------

Net Income (Loss) - Common Shares                            $   (70.7)      $   151.0       $    35.3       $   270.7
                                                             =========================       =========================

Weighted average shares outstanding
                                                                 143.5           145.2           143.5           145.4
                                                             -------------------------       -------------------------

PRIMARY EARNINGS PER SHARE (A)
Income (loss) from continuing operations                     $    (0.04)     $     0.94      $     0.75      $     1.66
Income (loss) from discontinued operations                         0.01            0.10           (0.05)           0.20
Loss on disposal of discontinued operations                       (0.45)             --           (0.45)             --
                                                             --------------------------       -------------------------

Net Income (Loss)                                            $    (0.48)     $     1.04      $     0.25      $     1.86
                                                             ==========================      ==========================


                         FULLY DILUTED
                         -------------
Income (loss) from continuing operations                     $    (4.1)      $   139.7       $   113.3       $   247.4

Adjustments to net income:
    Preferred stock dividends, net of taxes                       (2.8)             --            (5.7)             --


    Assumed additional cost if ESOP shares
      are fully converted net of certain tax benefits             --               (.7)           --              (1.4)
                                                             -------------------------       -------------------------
Fully diluted income from continuing operations                   (6.9)          139.0           107.6           246.0

Income (loss) from discontinued operations                          .6            14.1            (7.9)           28.9
Loss on disposal of discontinued operations                      (64.4)             --           (64.4)             --
                                                             -------------------------       -------------------------

Net Income (Loss) - Fully Diluted                            $   (70.7)      $   153.1       $    35.3       $   274.9
                                                             =========================       =========================

Weighted average shares outstanding                              143.5           145.2           143.5           145.4
                                                             -------------------------       -------------------------
Add incremental shares representing:
    Shares issuable upon exercise of stock options
      based on year-end market price                                (b)            .6             1.1              .6
    Performance incentive shares issuable
      based on year-end market price                                (b)            .1              .1              .1
    Shares issuable upon conversion of ESOP shares                  (b)           4.3              (b)            4.3
                                                             -------------------------       -------------------------
Weighted average number of shares as adjusted                    143.5           150.2           144.7           150.4
                                                             =========================       =========================

FULLY DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations                     $    (0.04)     $     0.92      $     0.74      $     1.63
Income (loss) from discontinued operations                         0.01            0.09           (0.05)           0.19
Loss on disposal of discontinued operations                       (0.45)             --           (0.45)             --
                                                             --------------------------      --------------------------
Net Income (Loss)                                            $    (0.48)     $     1.01      $     0.24      $     1.82
                                                             ==========================      ==========================
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(a) Incremental shares have not been considered in the computation of primary earnings per share in accordance with generally accepted accounting principles which requires the inclusion only when the dilutive effect is greater than three percent.

(b) Antidilutive issue.


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